Exhibit 99.1

Century Aluminum Reports Third Quarter 2007 Earnings
MONTEREY, CA. Oct. 25, 2007 -- Century Aluminum Company (NASDAQ:CENX) reported net income of $7.5 million ($0.18 per basic share and $0.17 per diluted share) for the third quarter of 2007. Reported third quarter results include an after-tax charge of $46.2 million ($1.13 per basic share and $1.06 per diluted share) for mark-to-market adjustments on forward contracts that do not qualify for cash flow hedge accounting.

In the third quarter of 2006, the company reported net income of $173.9 million ($5.36 per basic share and $5.26 per diluted share), which included an after-tax gain of $134.6 million ($4.15 per basic share and $4.06 per diluted share) for mark-to-market adjustments on forward contracts that do not qualify for cash flow hedge accounting.

Third quarter 2007 highlights included:

•
The 40,000 tonne expansion of the Grundartangi, Iceland smelter remains on schedule and budget for a fourth quarter, 2007 completion. At the end of the third quarter, approximately two-thirds of the expansion capacity was operational.  Grundartangi produced at an annual rate of 242,000 tonnes during the quarter.

•
Nordural received a positive opinion from the Icelandic Planning Agency on the Environmental Impact Assessment for the company’s proposed greenfield smelter to be constructed near Helguvik, Iceland.  The project remains on schedule.

•	All primary aluminum facilities operated at or above capacity.
•
Cash flow remained strong.  Cash flow from operations for the first nine months of 2007 was a use of cash of $41 million; included in this result was a use of cash of $259 million due to an increase in short-term investments.  Cash flow from operations for the first nine months of 2006 was $118 million.

Sales in the third quarter of 2007 were $454.4 million, compared with $381.3 million in the third quarter of 2006.  Shipments of primary aluminum for the quarter totaled 195,540 tonnes compared with 169,598 tonnes in the third quarter of 2006. The increase reflects additional volume from the continuing expansion at Grundartangi and the temporary shutdown of one potline at the Ravenswood, West Virginia smelter in 2006, which resulted in lost production of approximately 8,000 tonnes in the year-ago quarter.

Net income for the first nine months of 2007 was $11.1 million ($0.31 per basic and $0.29 per diluted share), which includes an after-tax charge of $172.1 million ($4.79 per basic share and $4.50 per diluted share) for mark-to-market adjustments on forward contracts that do not qualify for cash flow hedge accounting.  Net income for the first nine months of 2006 was $78.2 million ($2.41 per basic share and $2.38 per diluted share) which included an after tax charge of $68.4 million ($2.11 per basic share and $2.04 per diluted share) for mark-to-market adjustments on forward contracts that do not qualify for cash flow hedge accounting.

Sales in the first nine months of 2007 were $1,366.0 million compared with $1,134.2 million in the same period of 2006. Shipments of primary aluminum for the first nine months of 2007 were 568,812 tonnes compared with 498,264 tonnes for the comparable 2006 period.

"Century achieved solid performance during the third quarter,” said president and chief executive officer Logan W. Kruger.  “Our plants produced above capacity and operating costs were within expectations, despite continuing upward pressure on U.S. power costs.  We made significant progress on our growth projects in Iceland and elsewhere.  We expect to complete the latest 40,000 tonne expansion of the Grundartangi facility later this year, on schedule and on budget.  The positive opinion by the Icelandic Planning Agency on the Environmental Impact Assessment for our proposed greenfield smelter at Helguvik is a significant milestone and we plan to begin preparing the site for construction by early next year.”

Century Aluminum Company owns primary aluminum capacity in the United States and Iceland, as well as an ownership interest in alumina and bauxite assets in the United States and Jamaica. Century's corporate offices are located in Monterey, California.

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Century Aluminum’s quarterly conference call is scheduled for 5:00 p.m. Eastern time today. To listen to the conference call and to view related presentation materials, go to www.centuryaluminum.com and click on the conference call link on the homepage.

Contacts:
Mike Dildine (media)               831-642-9364
Shelly Lair (investors)             831-642-9357

Cautionary Statement
This press release may contain "forward-looking statements" within the meaning of U.S. federal securities laws. The company has based its forward-looking statements on current expectations and projections about the future; however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Century Aluminum Company
Consolidated Statements of Operations
(in Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
NET SALES:
Third-party customers	$360,336	$312,038	$1,112,072	$966,753
Related parties	94,035	69,239	253,961	167,446
	454,371	381,277	1,366,033	1,134,199

COST OF GOODS SOLD	369,875	310,303	1,062,493	878,753

GROSS PROFIT	84,496	70,974	303,540	255,446

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	13,372	8,144	40,784	28,639

OPERATING INCOME	71,124	62,830	262,756	226,807

INTEREST EXPENSE – Net	(2,657)	(9,823)	(19,126)	(25,025)
NET LOSS ON FORWARD CONTRACTS	(75,041)	210,268	(279,897)	(106,948)
OTHER INCOME (EXPENSE) - Net	(131)	3	(3,426)	(121)

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	(6,705)	263,278	(39,693)	94,713

INCOME TAX (EXPENSE) BENEFIT	10,438	(92,922)	39,396	(27,675)

INCOME (LOSS) BEFORE EQUITY IN EARNINGS OF JOINT VENTURES	3,733	170,356	(297)	67,038

EQUITY IN EARNINGS OF JOINT VENTURES	3,737	3,583	11,351	11,130

NET INCOME	$7,470	$173,939	$11,054	$78,168

EARNINGS PER COMMON SHARE
Basic – Net Income	$0.18	$5.36	$0.31	$2.41
Diluted – Net Income	$0.17	$5.26	$0.29	$2.38

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	40,957	32,438	35,927	32,374
Diluted	43,459	33,148	38,246	33,515

Century Aluminum Company
Consolidated Balance Sheets
(Dollars in Thousands)
(Unaudited)

	September 30, 2007	December 31, 2006
ASSETS
Current Assets:
Cash	$64,776	$96,365
Restricted cash	867	2,011
Short term investments	258,727	-
Accounts receivable – net	100,127	113,371
Due from affiliates	27,693	37,542
Inventories	166,400	145,410
Prepaid and other current assets	20,194	19,830
Deferred taxes – current portion	116,042	103,110
Total current assets	754,826	517,639
Property, plant and equipment – net	1,259,776	1,218,777
Intangible asset – net	51,101	61,594
Goodwill	94,844	94,844
Other assets	323,824	292,380
Total	$2,484,371	$2,185,234

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable, trade	$72,859	$64,849
Due to affiliates	225,960	282,282
Accrued and other current liabilities	44,250	75,143
Long term debt – current portion	-	30,105
Accrued employee benefits costs – current portion	11,083	11,083
Convertible senior notes	175,000	175,000
Industrial revenue bonds	7,815	7,815
Total current liabilities	536,967	646,277

Senior unsecured notes payable	250,000	250,000
Nordural debt	20,000	309,331
Accrued pension benefit costs – less current portion	15,987	19,239
Accrued postretirement benefits costs – less current portion	209,092	206,415
Due to affiliates – less current portion	716,636	554,864
Other liabilities	40,686	27,811
Deferred taxes	59,860	41,587
Total noncurrent liabilities	1,312,261	1,409,247

Shareholders’ Equity:
Common stock (one cent par value, 100,000,000 shares authorized; 40,958,071 shares outstanding at September 30, 2007 and 32,457,670 at December 31, 2006)	410	325
Additional paid-in capital	854,545	432,270
Accumulated other comprehensive loss	(86,653)	(166,572)
Accumulated deficit	(133,159)	(136,313)
Total shareholders’ equity	635,143	129,710
Total	$2,484,371	$2,185,234

Century Aluminum Company
Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)

	Nine Months ended September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,054	$78,168
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Unrealized net loss on forward contracts	201,999	62,766
Depreciation and amortization	57,735	50,090
Deferred income taxes	(38,822)	(26,224)
Pension and other post retirement benefits	6,499	11,005
Stock-based compensation	3,765	4,603
Excess tax benefits from share based compensation	(516)	(1,244)
(Gain) loss on disposal of assets	(49)	43
Non-cash loss on early extinguishment of debt	2,461	-
Increase in short-term investments – net	(258,727)	-
Undistributed earnings of joint ventures	(11,351)	(11,130)
Change in operating assets and liabilities:
Accounts receivable – net	13,244	628
Due from affiliates	9,849	(9,562)
Inventories	(20,989)	(29,084)
Prepaid and other current assets	(1,988)	(4,564)
Accounts payable, trade	11,849	(784)
Due to affiliates	12,018	3,129
Accrued and other current liabilities	(52,289)	(6,381)
Other – net	13,518	(3,949)
Net cash (used in) provided by operating activities	(40,740)	117,510

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(13,693)	(10,610)
Nordural expansion	(79,560)	(155,756)
Proceeds from sale of property, plant and equipment	543	22
Restricted cash deposits	3,744	(3,998)
Net cash used in investing activities	(88,966)	(170,342)

CASH FLOWS FROM FINANCIING ACTIVITIES
Borrowings of long-term debt	30,000	89,000
Repayment of long-term debt	(349,436)	(434)
Net repayments under revolving credit facility	-	(8,069)
Excess tax benefits from share based compensation	516	1,244
Issuance of common stock	417,037	3,433
Net cash provided by financing activities	98,117	85,174

NET (DECREASE) INCREASE IN CASH	(31,589)	32,342

CASH, BEGINNING OF PERIOD	96,365	17,752

CASH, END OF PERIOD	$64,776	$50,094

Century Aluminum Company
Selected Operating Data
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM
	Direct (1)			Toll
	Metric Tons	(000) Pounds	$/Pound	Metric Tons	(000) Pounds	(000) Revenue
2007
3rd Quarter	134,494	296,509	$1.13	61,046	134,583	$120,554
2nd Quarter	132,496	292,104	$1.19	56,154	123,798	$117,667
1st Quarter	131,568	290,057	$1.15	53,054	116,964	$114,383
2006
3rd Quarter	126,810	279,568	$1.07	42.788	94,331	$81,424
2nd Quarter	132,590	292,311	$1.12	39,125	86,255	$77,702
1st Quarter	132,378	291,843	$1.03	24,573	54,174	$45,166

(1)	Does not include Toll shipments from Nordural

FORWARD PRICED SALES - As of September 30, 2007
	2007(1)(2)	2008 (2)	2009 (2)	2010 (2)	2011-2015 (2)
Base Volume:
Pounds (000)	92,843	241,745	231,485	231,485	826,733
Metric tons	42,113	109,654	105,000	105,000	375,000
Percent of capacity	21%	14%	13%	13%	9%
Potential additional volume (2):
Pounds (000)	27,778	220,903	231,485	231,485	826,733
Metric tons	12,600	100,200	105,000	105,000	375,000
Percent of capacity	6%	12%	13%	13%	9%

(1)	The forward priced sales in 2007 exclude October 2007 shipments to customers that are priced based upon the prior month’s market price.
(2)
Certain financial contracts included in the forward priced sales base volume for the period 2007 through 2015 contain clauses that trigger potential additional sales volume when the market price for a contract month is above the base contract ceiling price.  These contacts will be settled monthly and, if the market price exceeds the ceiling price for all contract months through 2015, the potential sales volume would be equivalent to the amounts shown above.